Exhibit 10.15

FENDER MUSICAL INSTRUMENTS CORPORATION

2007 AMENDED AND RESTATED EQUITY COMPENSATION PLAN

STOCK OPTION AGREEMENT

Fender Musical Instruments Corporation (the “Company”) hereby grants the following Option to purchase shares of the Class B Common Stock of the Company, subject to the terms of this Stock Option Agreement and the Company’s 2007 Amended and Restated Equity Compensation Plan (the “Plan”):

1. Participant:

2. Grant Date:

3. Exercise Price: $             per share

4. Number of Option Shares:              shares of Class B Common Stock

5. Expiration Date: Ten (10) years from Grant Date, unless terminated sooner in accordance with the Plan.

6. Type of Option: Nonqualified Option

7. Vesting Schedule: The Option shall initially be unvested and shall vest as follows:              percent (__%) of the Option shall vest upon Participant’s completion of each year of Service measured from the Grant Date set forth above until the Option has vested in full. In no event shall any additional portion of the Option vest after Participant’s cessation of Service, except that if the Participant’s cessation of Service is due to death or Disability, the Option shall vest in full upon the date of such death or Disability.

8. Terms and Conditions of Option and Shares: The Participant understands and agrees that the Option is granted subject to and in accordance with the terms and conditions of the Plan. The Participant further agrees to be bound by the terms of the Plan and this Stock Option Agreement. In addition, the Participant understands that any Shares purchased under the Option will be subject to the terms set forth in a stock purchase agreement, a copy of which will be provided to Participant for review a reasonable period of time prior to the exercise of the Option (the “Stock Purchase Agreement”), as well as the Company’s Third Amended and Restated Stockholders Agreement (as amended from time to time, the “Stockholders Agreement”), a copy of which will be provided to Participant for review a reasonable period of time prior to the exercise of the Option. Finally, Participant hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit A.

9.	Manner of Exercising Option.

(a) In order to exercise this Option with respect to all or any part of the Shares for which this Option is at the time exercisable, Participant (or any other person or persons exercising this Option) must take the following actions:

(i) Execute and deliver to the Company an exercise notice in the form determined by the Company for the number of Shares for which this Option is exercised. Except to the extent the sale and remittance procedure (described below) is utilized in connection with the exercise of this Option, payment of the Exercise Price must accompany the exercise notice delivered to the Company in connection with the exercise of this Option.

(ii) If not previously executed and delivered by the Participant, execute and deliver to the Company a counterpart signature page to the Company’s Third Amended and Restated Stockholders Agreement and/or such other stockholders agreement as may then be in effect or Company may then generally require upon exercise of options, a copy of which will be provided to the Participant for review a reasonable period of time prior to the exercise of this Option.

(iii) Pay the aggregate Exercise Price for the purchased Shares in one or more of the following forms:

A. cash or check made payable to the Company; or

B. Should the Shares be registered under Section 12 of the 1934 Act at the time this Option is exercised, then the Exercise Price may also be paid as follows:

1. in Shares held by Participant (or any other person or persons exercising this Option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (in general, if the Participant utilizes this provision to pay the Exercise Price;

2. to the extent this Option is exercised for vested Shares, through a special sale and remittance procedure pursuant to which Participant (or any other person or persons exercising this Option) shall concurrently provide irrevocable instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares in the open market and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise

Price payable for the purchased Shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale; provided, that the number of purchased Shares which the Participant directs the brokerage firm to sell, shall in no event exceed the number of Shares necessary to cover the Exercise Price plus required tax withholding; or

3. such other methods as the Committee may in its sole discretion determine.

(iv) Furnish to the Company appropriate documentation that the person or persons exercising this Option (if other than Participant) have the right to exercise this Option.

(v) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of Federal and state securities laws.

(vi) Make appropriate arrangements with the Company (or the Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the exercise of this Option.

(b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Participant (or any other person or persons exercising this Option) a certificate for the purchased Shares, with the appropriate legends affixed thereto.

(c) In no event may this Option be exercised for any fractional shares.

10. REPURCHASE RIGHTS. PARTICIPANT HEREBY AGREES THAT ALL SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE STOCK PURCHASE AGREEMENT AND THE STOCKHOLDERS AGREEMENT.

11. At Will Employment. Nothing in this Stock Option Agreement or the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s Service at any time for any reason, with or without cause.

12. Definitions. All capitalized terms in this Stock Option Agreement shall have the meaning assigned to them in this Stock Option Agreement or in the Plan.

13. Notices. Any notice required to be given or delivered to the Coompany under the terms of this Stock Option Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. Construction. This Stock Option Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Stock Option Agreement shall be conclusive and binding on all persons having an interest in this Option.

15. Governing Law. The interpretation, performance and enforcement of this Stock Option Agreement shall be governed by the laws of the State of Arizona without resort to that state’s conflict-of-laws rules.

IN WITNESS WHEREOF, the undersigned parties have entered into this Stock Option Agreement as of August 29, 2008.

FENDER MUSICAL INSTRUMENTS CORPORATION

By:
Title:	William L. Mendello

PARTICIPANT:

Name:
Address:

Attachments:

Exhibit A         2007 Amended and Restated Equity Compensation Plan